Exhibit 5.2

To the executive members of the Board of Reed Elsevier NV

Radarweg 29

1043 NX

Amsterdam

The Netherlands

Dear Sirs/Madam

Re: Registration Statement on Form S-8 (the “Registration Statement”)

1. This opinion is given in connection with the registration under the United States Securities Act of 1933, as amended (the “Act”) of 350,000 Ordinary Shares, nominal value €0.07 per share (“Ordinary Shares”), of Reed Elsevier NV, a listed public limited liability company duly incorporated and existing under the laws of the Netherlands (the “Company”), to be issued in connection with the Reed Elsevier Group plc Restricted Share Plan 2014 (the “Plan”).

2. This opinion is limited to the laws of The Netherlands as applied by The Netherlands courts and is given on the basis that it will be governed by and be construed in accordance with the law of The Netherlands.

3. I have examined and relied on copies of such corporate records and other documents, including the Registration Statement, and reviewed such matters of Dutch law as I have deemed necessary or appropriate for the purpose of this opinion.

4. On the basis of, and subject to, the foregoing and having regard to such consideration of the laws of The Netherlands in force at the date of this letter as I consider relevant, I am of the opinion that (i) the Company has been duly organised and is an existing company in good standing under the law of The Netherlands and (ii) any Ordinary Shares to be issued by the Company pursuant to and in accordance with the Plan will be legally and validly issued, fully paid and non-assessable (ie no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

I consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to such Ordinary Shares. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully

/s/ Jans van der Woude
Jans van der Woude
Company Secretary

Date: 22 July 2014